Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-1/A of HCSB Financial Corporation of our report dated March 30, 2016, relating to our audits of the consolidated financial statements which appears in the Annual Report on Form 10-K for the year ended December 31, 2015.

We also consent to the reference to our firm under the caption “Experts” in such Prospectus.

/s/ Elliott Davis Decosimo, LLC

Columbia, South Carolina
December 28, 2016